Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. ANNOUNCES CLOSING OF

SALE OF ADDITIONAL $50 MILLION CONVERTIBLE SENIOR NOTES

Corte Madera, CA – July 2, 2015 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced the closing of the sale of an additional $50 million of 0% convertible senior notes due 2020 pursuant to the exercise of the entire over-allotment option granted in the original offering of $250 million of notes. The terms of the newly issued notes are identical to those previously issued and have an initial conversion price of approximately $118.13 per share representing a 25% conversion premium to the closing stock price of $94.50 on the trading day immediately preceding the time of the pricing of the notes offering.

The Company has entered into additional convertible note hedge and warrant transactions on terms that have the effect of limiting earnings dilution as a result of the additional notes issuance up to a 100% premium to the $94.50 stock price. Under the terms of these transactions, the Company’s shareholders are not expected to experience earnings dilution until the Company’s stock price is above approximately $189 per share, which corresponds to a market capitalization in excess of $7.9 billion based on the current diluted shares outstanding.

The Company intends to use this additional capital to fund its business initiatives including the expansion of its business and the pursuit of additional growth opportunities. The immediate use of a portion of the proceeds from the offering will be to pay the net cost for the additional convertible note hedge transactions.

The notes will not bear interest and will mature on July 15, 2020, unless earlier purchased by the Company or converted. The notes will be convertible into cash, shares of Restoration Hardware’s common stock, or a combination thereof, at Restoration Hardware’s election.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the anticipated earnings dilution impact to holders of the common stock due to the notes and the convertible note hedge and warrant transactions, the future market capitalization of the Company and its future stock price and the expected use of proceeds from these transactions. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. Restoration Hardware expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@rh.com